Exhibit 10.1

EXECUTION VERSION

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of January 26, 2023, is made by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and NIOCORP DEVELOPMENTS LTD., a company organized under the laws of the Province of British Columbia, Canada (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company, upon the closing of the Business Combination (as defined below) shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $65,000,000 of the Company’s common shares, without par value (the “Common Shares”); and

WHEREAS, the Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the OTCQX, and in connection with the closing of the Business Combination, the Company will effect the Reverse Stock Split (as defined below), and the Common Shares will be listed for trading on the TSX and The Nasdaq Stock Market LLC (the “Nasdaq Stock Market”); and

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon (i) an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder and (ii) an exemption from the prospectus requirements of the Securities Act (Ontario) under Sections 2.1 or 2.3 of Ontario Securities Commission Rule 72-503 – Distributions Outside Canada (“OSC Rule 72-503”).

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

“Accredited Investor” shall have the meaning set forth in Section 3.02.

“Additional Shares” shall have the meaning set forth in Section 2.01(d)(ii).

“Adjusted Advance Amount” shall have the meaning set forth in Section 2.01(d)(i).

“Advance” shall mean any issuance and sale of Advance Shares from the Company to the Investor pursuant to Article II hereof.

“Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth a number of Advance Shares that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company is deemed to have delivered (in accordance with Section 2.01(b) of this Agreement) an Advance Notice to the Investor, subject to the terms of this Agreement.

“Advance Shares” shall mean the Common Shares that the Company shall issue and sell to the Investor.

“Affiliate” shall have the meaning set forth in Section 3.13.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Anti-Corruption Laws” shall have the meaning set forth in Section 4.14.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Articles” shall have the meaning set forth in Section 4.17.

“Black Out Period” shall have the meaning set forth in Section 6.02(a).

“Bloomberg” shall mean Bloomberg Financial Markets (or, if not available, a similar service provider of national recognized standing).

“Business Combination” shall mean the transactions contemplated by the Business Combination Agreement, dated September 25, 2022 (the “Business Combination Agreement”), by and among the Company, GX Acquisition Corp. II (“GXII”) and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company, whereby, among other matters, the Company will acquire GXII and list the Common Shares on the Nasdaq Stock Market.

“Cash Fee” shall have the meaning set forth in Section 12.04.

“Closing” shall have the meaning set forth in Section 2.02.

“Commission Documents” shall mean (i) the SEC Documents, (ii) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto, and (iii) all information contained in such filings and all documents and disclosures that have been or may in the future be incorporated by reference therein.

“Commitment Amount” shall mean $65,000,000 of Common Shares.

“Commitment Fee” shall have the meaning set forth in Section 12.04.

“Commitment Shares” shall have the meaning set forth in Section 12.04.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

“Common Shares” shall have the meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

“Current Report” shall have the meaning set forth in Section 6.12.

“Daily Traded Amount” shall mean the daily trading volume of the Company’s Common Shares on the Principal U.S. Market during regular trading hours as reported by Bloomberg.

“Effective Date” shall mean the date of the closing of the Business Combination.

“Environmental Laws” shall have the meaning set forth in Section 4.31.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Day” shall have the meaning set forth in Section 2.01(d)(i).

“Financial Statements” shall have the meaning set forth in Section 4.10.

“GAAP” shall have the meaning set forth in Section 4.10.

“Governmental Entity” shall have the meaning set forth in Section 4.14.

“Hazardous Materials” shall have the meaning set forth in Section 4.31.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Liens” shall have the meaning set forth in Section 4.03.

“Market Price” shall mean an Option 1 Market Price or Option 2 Market Price, as applicable, provided that if such price is less than the minimum price permitted under Section 607(e) of the TSX Company Manual, “Market Price” shall mean the maximum discounted market price allowed by the TSX under such provision of the TSX Company Manual.

“Material Adverse Effect” shall have the meaning set forth in Section 4.01.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Maximum Advance Amount” in respect of each Advance Notice means the greater of: (i) a number of Common Shares equal to 100% of the average of the Daily Traded Amount during the 5 Trading Days immediately preceding an Advance Notice, or (ii) 5,000,000 Common Shares; provided however, if any convertible debentures issued to the Investor by the Company pursuant to the Securities Purchase Agreement are outstanding when an Advance Notice is delivered to the Investor, then the Maximum Advance Amount shall only mean clause (i) of this definition.

“Minimum Acceptable Price” or “MAP” shall mean the minimum price notified by the Company to the Investor in each Advance Notice, if applicable.

“Nasdaq Stock Market” shall have the meaning set forth in the recitals of this Agreement.

“OFAC” shall have the meaning set forth in Section 4.22.

“Option 1 Market Price” shall mean the VWAP of the Common Shares during the Option 1 Pricing Period.

“Option 2 Market Price” shall mean the average of the daily VWAPs of the Common Shares during the Option 2 Pricing Period.

“Option 1 Pricing Period” shall mean the period on the applicable Advance Notice Date with respect to an Advance Notice selecting an Option 1 Pricing Period commencing upon (a) the opening of trading on such Advance Notice Date if the applicable Advance Notice is submitted prior to 9:30 a.m. New York City time on the applicable Advance Notice Date, or (b) receipt by the Company of written confirmation (which may be by email) of receipt of such Advance Notice by the Investor if the applicable Advance Notice is submitted subsequent to 9:30 a.m. New York City time on the applicable Advance Notice Date, and which confirmation shall specify such commencement time, and ending on 4:00 p.m. New York City time on the applicable Advance Notice Date.

“Option 2 Pricing Period” shall mean the three consecutive Trading Days commencing on the Advance Notice Date.

“OSC Rule 72-503” shall have the meaning set forth in the recitals of this Agreement.

“Ownership Limitation” shall have the meaning set forth in Section 2.01(c)(i).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

“Pricing Period” shall mean the Option 1 Pricing Period or Option 2 Pricing Period, as applicable.

“Principal U.S. Market” shall mean the Nasdaq Stock Market; provided however, that in the event the Common Shares are ever listed or traded on the New York Stock Exchange, or the NYSE American, then the “Principal U.S. Market” shall mean such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Shares in the United States.

“Prospectus” shall mean any prospectus (including, without limitation, all amendments and supplements thereto) used by the Company in connection with a Registration Statement.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, any prospectus supplement to be filed in accordance with Section 6.01 hereof.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by 97%.

“Registrable Securities” shall mean (i) the Shares, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.01(c)(ii).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Registrable Securities as provided herein.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Restricted Period” shall have the meaning set forth in Section 6.19.

“Restricted Person” or “Restricted Persons” shall have the meaning set forth in Section 6.19.

“Reverse Stock Split” shall mean the reverse stock split of the Common Shares to be effected at a to-be-determined ratio in connection with the closing of the Business Combination, as contemplated by the Business Combination Agreement.

“Rule 144” shall have the meaning set forth in Section 3.05.

“Sanctioned Countries” shall have the meaning set forth in Section 4.22.

“Sanctions” shall have the meaning set forth in Section 4.22.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.10.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Securities Purchase Agreement” shall have the meaning set forth in Section 2.01(a)(i).

“Settlement Document” shall have the meaning set forth in Section 2.02(a).

“Shares” shall mean the Common Shares to be issued from time to time hereunder pursuant to an Advance, and the Commitment Shares.

“Subsidiaries” and “Subsidiary” shall have the meanings set forth in Section 4.01.

“Trading Day” shall mean any day during which the Principal U.S. Market shall be open for business.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“TSX” shall have the meaning set forth in the recitals of this Agreement.

“Volume Threshold” shall mean a number of Common Shares equal to the quotient of (a) the number of Advance Shares requested by the Company in an Advance Notice divided by (b) 0.30.

“VWAP” shall mean, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal U.S. Market during regular trading hours as reported by Bloomberg.

Article II. Advances

Section 2.01        Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Company, at its sole discretion, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Advance Shares by the delivery to the Investor of Advance Notices on the following terms:

(a)	Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Advance Shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in Section 7.01, and in accordance with the following provisions:
(i)	The Company shall, in its sole discretion, select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice, the time it desires to deliver each Advance Notice, and the Pricing Period to be used, provided however, if any convertible debentures issued to the Investor by the Company pursuant to the securities purchase agreement, dated January 26, 2023 (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), between the Company and the Investor, are outstanding when an Advance Notice is delivered to the Investor, then the Company may only select the Option 2 Pricing Period, unless waived by the Investor; provided further, that, subject to the limitations set forth in Section 2.01(c), the number of Advance Shares that may be requested by the Company in an Advance Notice may exceed the Maximum Advance Amount with the mutual consent of the Company and the Investor.

(ii)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.
(iii)	Notwithstanding the foregoing, if any convertible debentures issued under the Securities Purchase Agreement to the Investor remain outstanding, unless the Investor shall have given prior written consent, the Company shall not (A) effect any Advances if the number of Common Shares that remain available for issuance under the Exchange Cap (as defined in the Securities Purchase Agreement) is less than 200% of the Maximum Conversion Shares (as defined in the Securities Purchase Agreement) at such time, and (B) effect more than two Advances in any month.
(b)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A attached hereto and shall only be delivered on a Trading Day. An Advance Notice selecting an Option 1 Pricing Period shall be deemed delivered on the day such notice is received by e-mail. An Advance Notice selecting an Option 2 Pricing Period shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by e-mail at or before 9:30 a.m. Eastern Time (or such later time if agreed to by the Investor in its sole discretion) in accordance with the instructions set forth on the bottom of Exhibit A attached hereto, or (ii) the immediately succeeding Trading Day if it is received by e-mail after 9:30 a.m. Eastern Time. Upon receipt of an Advance Notice, the Investor shall promptly (and, with respect to an Advance Notice selecting an Option 1 Pricing Period, in no event more than one-half hour after receipt) provide written confirmation (which may be by e-mail) of receipt of such Advance Notice, and which confirmation, in the case of an Advance Notice selecting an Option 1 Pricing Period shall specify the commencement time of the Option 1 Pricing Period.
(c)	Advance Limitations. Regardless of the number of Advance Shares requested by the Company in the Advance Notice, the final number of Advance Shares to be issued and sold pursuant to an Advance Notice shall be reduced (if at all) in accordance with each of the following limitations:
(i)	Ownership Limitation; Commitment Amount. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any Common Shares under this Agreement (A) which, when aggregated with all other

Common Shares beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) in excess of 4.99% of the then outstanding voting power or number of Common Shares, or (B) which, when aggregated with all other Common Shares beneficially owned by the Investor or any joint actors, or over which such persons exercise control or direction (determined in accordance with applicable securities laws in the Province of Ontario), would result in such persons beneficially owning or having control or direction over in excess of 19.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but no later than the next business day on which the transfer agent for the Common Shares is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding. In connection with each Advance Notice delivered by the Company, any portion of the Advance Shares requested by the Company in such Advance Notice that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate Purchase Price of Advance Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance Shares requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(ii)	Registration Limitation. In no event shall the aggregate amount of Shares issued hereunder exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of the Advance Shares requested by the Company in such Advance Notice that would cause the Registration Limitation to be exceeded shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance Shares by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.
(iii)	Exchange Cap. Notwithstanding anything to the contrary herein, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the outstanding Common Shares as of the date of the closing of the Business Combination, after giving effect to the Reverse Stock Split (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company’s shareholders have approved issuances of Common Shares under this Agreement in excess of the Exchange Cap in accordance with the rules of the Nasdaq Stock Market and the TSX. In connection with each Advance Notice, any portion of the Advance Shares requested by the Company in such Advance Notice that would cause the Exchange Cap, if applicable, to be exceeded shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance Shares by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, the Investor will promptly notify the Company of such event.

(iv)	Volume Threshold. In connection with an Advance Notice where the Company selects an Option 1 Pricing Period, if the total number of Common Shares traded on the Principal U.S. Market during the applicable Option 1 Pricing Period is less than the Volume Threshold, then the number of Advance Shares issued and sold pursuant to such Advance Notice shall be reduced to the greater of (a) 30% of the trading volume of the Company’s Common Shares on the Principal U.S. Market during such Option 1 Pricing Period as reported by Bloomberg, and (b) the number of Common Shares sold by the Investor during such Option 1 Pricing Period, but not to exceed the number of Advance Shares requested in the Advance Notice.
(v)	Material, Non-Public Information Restriction. Notwithstanding anything to the contrary contained in this Agreement, during any period in which the Company or the Investor is in possession of material, non-public information regarding the Company, the Company and the Investor agree that (a) no purchase of Advance Shares shall take place, (ii) the Company shall not request the purchase of any Advance Shares, and (iii) the Investor shall not be obligated to purchase any Advance Shares.
(d)	Minimum Acceptable Price.
(i)	With respect to each Advance Notice selecting an Option 2 Pricing Period, the Company may notify the Investor of the MAP with respect to such Advance by indicating a MAP on such Advance Notice. If no MAP is specified in an Advance Notice, then no MAP shall be in effect in connection with such Advance. Each Trading Day during an Option 2 Pricing Period for which (A) with respect to each Advance Notice with a MAP, the VWAP of the Common Shares is below the MAP in effect with respect to such Advance Notice, or (B) there is no VWAP (each such day, an “Excluded Day”), shall result in an automatic reduction to the number of Advance Shares set forth in such Advance Notice by one-third (the resulting number of Advance Shares being the “Adjusted Advance Amount”), and each Excluded Day shall be excluded from the Option 2 Pricing Period for purposes of determining the Market Price.

(ii)	The total Advance Shares in respect of each Advance (after reductions have been made to arrive at the Adjusted Advance Amount, if any) shall be automatically increased by such number of Common Shares (the “Additional Shares”) equal to the number of Common Shares sold by the Investor on such Excluded Day, if any, and the price paid per share for each Additional Share shall be equal to the MAP in effect with respect to such Advance Notice (without any further discount), provided that this increase shall not cause the total Advance Shares to exceed the amount set forth in the original Advance Notice or any limitations set forth in Section 2.01(c).
(e)	Unconditional Contract. Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and subject to (i) Applicable Laws and (ii) Section 6.19, the Investor may sell Common Shares during the Pricing Period.

Section 2.02        Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Advance Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.01), the Market Price, the Purchase Price, the total amount to be paid by the Investor to the Company, and a report by Bloomberg indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.
(b)	Promptly after receipt of the Settlement Document with respect to each Advance and the total amount to be paid by the Investor to the Company (as set forth in row 8, or if there were any Excluded Days during the applicable Pricing Period, row 11, of the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at The Depository

Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded down to the next whole number of shares. To facilitate the transfer of the Shares by the Investor, the Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering the resale of such Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Shares pursuant to the Plan of Distribution set forth in the Prospectus included in the Registration Statement and otherwise in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available registration exemption).

(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.
(d)	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies the Investor that a Material Outside Event has occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end and the final number of Advance Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 2.03        Hardship.

(a)	In the event the Investor sells Common Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal U.S. Market and the TSX), without the posting of a bond or other security, the terms and provisions of this Agreement.
(b)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal U.S. Market and the TSX), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04        Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount pursuant to the Registration Statement, Investor will notify the Company that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement. The Company also shall have no further obligation to maintain the effectiveness of the Registration Statement after the 180th day following the earlier to occur of the latest Closing that has occurred or the termination of this Agreement in accordance with its terms.

Section 2.05        Press Releases.

(a)	Promptly following the delivery of an Advance Notice by the Company to the Investor, the Company shall issue a press release announcing the delivery of the Advance Notice to the Investor containing the following information: (i) the number of Advance Shares requested to be purchased by the Investor; (ii) the Pricing Period chosen by the Company; and (iii) the Minimum Acceptable Price of the Advance Shares to be purchased by the Investor (if any).
(b)	Promptly following the issuance of the Advance Shares referred to in Section 2.05(a) above by the Company to the Investor, the Company shall issue a press release announcing the issuance of the Advance Shares to the Investor containing the following information: (i) the number of Advance Shares issued to the Investor; and (ii) the price per Advance Share paid by the Investor.

Article III. Representations and Warranties of Investor

The Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and each Advance Date that:

Section 3.01        Investment Purpose. The Investor is acquiring the Shares for its own account for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement covering such Shares or an available exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any Prospectus contained therein.

Section 3.02        Accredited Investor Status. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.03        Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from: (i) the registration requirements of United States federal and state securities laws; and (ii) the prospectus requirements of applicable provincial securities laws in Canada, and that, in each case, the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

Section 3.04        Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision regarding its purchase of the Shares, which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Article IV below. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

Section 3.05        Transfer or Resale. The Investor understands that, except as provided in Article VI: (i) the Commitment Shares have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a form generally acceptable to the Company and the Company’s transfer agent, to effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters reasonably acceptable to the Company) that such Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Commitment Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder. In addition, the Investor understands that the Shares have not been qualified for distribution by prospectus in any jurisdiction of Canada, and may not be offered for sale, sold, assigned or transferred in any jurisdiction of Canada except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada. The Investor covenants and agrees that it shall not directly or indirectly make any offers or sales of securities in connection with this Agreement directly to any person whom, to the Investor’s knowledge, is (A) a person resident or located in a jurisdiction of Canada, (B) a person acquiring such securities for the benefit of another person resident or located in a jurisdiction of Canada, or (C) on any “marketplace” (as such term is defined in National Instrument 21-101 – Marketplace Operation) in Canada. The Company and the Investor shall take all further steps reasonably required to ensure compliance with the provisions of OSC Rule 72-503. For clarity, a distribution made on or through the facilities of an exchange or market outside Canada is a distribution to a person or company outside Canada if neither the seller nor any person acting on its behalf has reason to believe that the distribution has been pre-arranged with a buyer in Canada.

Section 3.06        Legends. The Investor agrees to the imprinting, so long as its required by this Section 3.06, of a restrictive legend on the Commitment Shares in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Subject to the provision of representation letters from the Investor and its representatives as the Company may require, certificates or book-entry positions evidencing the Commitment Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Investor agrees that the removal of the restrictive legend from certificates or book-entry positions representing Commitment Shares as set forth in this Section 3.06 is predicated upon the Company’s reliance that the Investor will sell any Commitment Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Commitment Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the Plan of Distribution set forth therein.

Section 3.07        Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

Section 3.08        Authorization; Enforcement. The Transaction Documents to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of the Investor and constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Section 3.09        No Conflicts. The execution, delivery and performance by the Investor of the Transaction Documents to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except, in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder and thereunder.

Section 3.10        Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any “short sale” (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) involving the Company’s securities) during the period commencing as of the time that the Investor first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Investor.

Section 3.11        General Solicitation. The Investor is not purchasing or acquiring the Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

Section 3.12        Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.13        Not an Affiliate. The Investor is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) or an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the Exchange Act).

Section 3.14        Residency. The Investor is a resident of the Cayman Islands, and is not resident in a jurisdiction of Canada.

Article IV. Representations and Warranties of the Company

Except as set forth under the corresponding section of the Disclosure Schedules (if any), which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company represents and warrants to the Investor that, as of the date hereof, upon the closing of the Business Combination, each Advance Notice Date and each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

Section 4.01        Organization and Qualification. The Company and each of its Subsidiaries are entities duly formed, validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is qualified to do business and is in good standing or subsisting (with respect to jurisdictions that recognize the concept of good standing or subsisting) as a foreign legal entity in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into by the Company in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents (as defined below). “Subsidiaries” means any Person in which the Company, directly or indirectly, owns a majority of the outstanding capital stock having voting power or holds a majority of the equity or similar interest of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

Section 4.02        Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares), have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governmental body, other than the approval of the Company’s shareholders, including, without limitation, as required by the applicable rules of the Nasdaq Stock Market for issuance of shares in excess of the Exchange Cap, and the approval of the TSX, as applicable. This Agreement has been, and the other Transaction Documents to which the Company is a party will be prior to the Effective Date, duly executed and delivered by the Company, and each constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into by the Company or delivered by the Company in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03        Issuance of Shares. The Commitment Shares are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Commitment Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon issuance in accordance with this Agreement, the Advance Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Shares.

Section 4.04        No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Advance Shares, the Commitment Shares, and the reservation for issuance of the Advance Shares) will not (i) result in a violation of the Articles (as defined below), certificate of incorporation, certificate of formation, memorandum of association, or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, the securities laws of the jurisdictions of the Company’s incorporation or in which it or its subsidiaries operate and the rules, regulations and requirements of the TSX and the Nasdaq Stock Market and including all applicable laws, rules and regulations of the jurisdiction of incorporation of the Company) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of (ii) and (iii) for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect.

Section 4.05        Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as may be required by the TSX, (ii) such as may be required under the Securities Act or the blue sky laws of any jurisdiction in connection with the purchase and the resale of the Shares by the Investor in the manner contemplated herein, (iii) the filing of a listing application with the Principal U.S. Market with respect to the Shares and (iv) such other consents, approvals, authorizations, filings or orders, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 4.06        Acknowledgment Regarding the Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that neither the Investor nor any affiliate of the Investor is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

Section 4.07        No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to require approval of shareholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation, other than as set forth herein. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would cause the offering of any of the Shares to be integrated with other offerings of securities of the Company.

Section 4.08        Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 4.09        Application of Takeover Protections; Rights Agreement. As of the Effective Date, there is no shareholder rights plan, “poison pill”, antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

Section 4.10        SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, and, as applicable, each Advance Notice Date, the Company has timely filed, or will have timely filed, all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and, as applicable, each Advance Notice Date and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered or has made available to the Investor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. Except as disclosed in the Amendment No. 1 on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the “Form 10-K/A”), as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Form 10-K/A, as of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Except as disclosed in the Form 10-K/A, such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the applicable financial accounting standards of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. The Company is not currently contemplating to further amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to further amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. Except as disclosed in the Form 10-K/A, the Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

Section 4.11        Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no Material Adverse Effect, nor any event or occurrence specifically affecting the Company or its Subsidiaries that would be reasonably expected to result in a Material Adverse Effect. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

Section 4.12        No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur specific to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that has not been publicly disclosed and would reasonably be expected to have a Material Adverse Effect.

Section 4.13        Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term under any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries or its

Articles or organizational charter, certificate of formation, memorandum of association, articles of association, certificate of incorporation or articles, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and, during the Commitment Period, neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the TSX and has no knowledge of any facts or circumstances that could reasonably lead to delisting or suspension of the Common Shares by the TSX in the foreseeable future. During the one year prior to the date hereof, (i) the Common Shares have been listed or designated for quotation on the TSX, (ii) trading in the Common Shares has not been suspended by the TSX or any applicable securities regulatory authority in Canada, and (iii) the Company has received no communication, written or oral, from the TSX or any applicable securities regulatory authority in Canada regarding the suspension or delisting of the Common Shares from the TSX, which has not been publicly disclosed. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

Section 4.14        Foreign Corrupt Practices. Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Subsidiaries, taken as a whole, none of the Company or the Subsidiaries, nor any director, manager, officer, employee, or, to the actual knowledge of the Company, agent or representative of the Company or any of the Subsidiaries, has directly or indirectly through another person made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any person, private or public, regardless of what form, whether in money, property or services, in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, and any foreign or other anti-bribery or anti-corruption laws (collectively, “Anti-Corruption Laws”). Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Subsidiaries, taken as a whole, none of the Company or any of the Subsidiaries, or any of their respective directors, officers, employees or representatives has been under internal or, to the actual knowledge of the Company, any federal, state, provincial, local, foreign or supranational government, any court, legislative, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority or any stock exchange (each, a “Governmental Entity”) investigation for any material violation of any Anti-Corruption Laws or has received any written notice or other communication from any Governmental Entity regarding a violation of, or failure to comply with, any Anti-Corruption Laws. The Company and the Subsidiaries have implemented, maintained and enforced an adequate system or systems of internal controls reasonably designed to ensure compliance with the Anti-Corruption Laws and prevent and detect violations of the Anti-Corruption Laws. Neither the Company nor any of the Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.

Section 4.15        Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of an unlimited number of Common Shares. As of the date hereof, the Company had 282,420,651 Common Shares outstanding. As of the date of the closing of the Business Combination, the authorized share capital of the Company will be an unlimited number of Common Shares. In connection with the close of the Business Combination, the Common Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed on a Principal U.S. Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Principal U.S. Market after the closing of the Business Combination, nor has the Company received any notification that the SEC or, after the closing of the Business Combination, the Principal U.S. Market is contemplating terminating such registration or listing. To the Company’s knowledge, from and after the closing of the Business Combination, it is in compliance with all applicable listing requirements of the Principal U.S. Market.

Section 4.16        Existing Securities; Obligations. Except as disclosed in the SEC Documents or as disclosed by the Company to the Investor (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to (i) this Agreement, (ii) the Securities Purchase Agreement and (iii) the registration rights agreement, dated as of January 26, 2023, between the Company and the Investor, as amended, supplemented or otherwise modified from time to time); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

Section 4.17        Organizational Documents. The Company has furnished to the Investor or filed on EDGAR true, correct and complete copies of the Company’s articles, as amended and as in effect on the date hereof (the “Articles”), and the terms of all convertible securities and the material rights of the holders thereof in respect thereto.

Section 4.18        Litigation. Except as disclosed by the Company in the SEC Documents, there is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Nasdaq Stock Market, the TSX, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or, to the knowledge of the Company, any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which would reasonably be expected to result in a Material Adverse Effect. After reasonable inquiry of its employees, the Company is not aware of any event which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or, to the knowledge of the Company, any current or former director or officer of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is the subject of any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would reasonably be expected to result in a Material Adverse Effect.

Section 4.19        Insurance. Except as disclosed by the Company in the SEC Documents, the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.20        Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

Section 4.21        Shell Company Status. The Company is not, and has never been, an issuer described in Rule 144(i)(1)(i).

Section 4.22        Money Laundering. Neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any director, officer or controlled affiliate of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s

Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region, the Donetsk People’s Republic and Luhansk People’s Republic in Ukraine, Cuba, Iran, North Korea, Sudan and Syria (the “Sanctioned Countries”)). Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of Advance Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) for the purpose of funding or facilitating any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

Section 4.23        Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents, and the existence of the transactions contemplated by the Securities Purchase Agreement. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company. None of the disclosures provided to the Investor regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement (if any), furnished by or on behalf of the Company or any of its Subsidiaries, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. None of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Investor pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All financial projections and forecasts that have been prepared by or on behalf of the Company or any of its Subsidiaries and made available to the Investor have been prepared in good faith based upon reasonable assumptions and represented, at the time each such financial projection or forecast was delivered to the Investor, the Company’s best estimate of future financial performance (it being recognized that such financial projections or forecasts are not to be viewed as facts and that the actual results during the period or periods covered by any such financial projections or forecasts may differ from the projected or forecasted results).

Section 4.24        No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

Section 4.25        Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Article III, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Primary U.S. Market or the TSX. The Company shall, if required, timely file a Form 72-503F under OSC Rule 72-503 in respect of the distribution of the Commitment Shares to the Buyer.

Section 4.26        Registration Statement and Prospectus. Each Registration Statement and the offer and sale of Shares as contemplated hereby will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement and the Prospectus to which the Investor has consented.

Section 4.27        No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in the light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 4.28        Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.29        Intellectual Property Rights. Except as disclosed by the Company in the SEC Documents, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no material claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.30        Employee Relations. Except as disclosed by the Company in the SEC Documents, neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.31        Environmental Laws. Except as disclosed by the Company in the SEC Documents, the Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.32        Title. Except as disclosed by the Company in the SEC Documents, or as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.33        Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.34        Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.35        Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.36        Certain Transactions. None of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.37        Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.38        Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 4.39        Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.40        Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 4.41        Compliance with Laws. The Company and each of its Subsidiaries are in compliance with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary has, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01        Indemnification by the Company. In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Investor Indemnitee as a result of, or arising out of, or relating to (i) any untrue statement or alleged untrue statement of a material fact contained any Commission Documents (or any amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity in this clause (i) shall not apply to any loss, claim, damage or liability to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission in a Commission Document made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (ii) any material misrepresentation or material breach of any representation or warranty made by the Company in any of the Transaction Documents; (iii) any material breach of any material covenant, material agreement or material obligation of the Company or any Subsidiary contained in any of the Transaction Documents; or (iv) any cause of action, suit, proceeding or claim brought or made against such Investor Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Investor Indemnitee that arises out of or results from the execution, delivery, performance or enforcement of any of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 5.02        Indemnification by the Investor. In consideration of the Company’s execution and delivery of the Transaction Documents and in addition to the Investor’s obligations under the Transaction Documents, the Investor shall defend, protect, indemnify and hold harmless the Company and its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities, incurred by any Company Indemnitees as a result of, or arising out of, or relating to (i) any untrue statement or alleged untrue statement of a material fact contained any Commission Documents (or any amendment thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity in this clause (i) shall only apply to any loss, claim, damage or liability to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission in a Commission Document made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (ii) any misrepresentation or breach of any representation or warranty made by the Investor in any of the Transaction Documents; (iii) any material breach of any material covenant, material agreement or material obligation of the Investor contained in any of the Transaction Documents; or (iv) any cause of action, suit, proceeding or claim brought or made against such Company Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Company Indemnitee that arises out of or results from the execution, delivery, performance or enforcement of any of the Transaction Documents. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 5.03        Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee under this Article V of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee shall, if a claim in respect thereof is to be made against the Company or the Investor under this Article V, deliver to the Company or the Investor, as applicable, a written notice of the commencement thereof, and the Company or the Investor shall have the right to participate in, and, to the extent the Company or the Investor, as applicable so desires, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the Company or the Investor and the Investor Indemnitee or Company Indemnitee, as applicable; provided, however, that a Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable fees and expenses of such counsel to be paid by the Company or the Investor, if applicable, if: (A) the Company or the Investor has agreed in writing to pay such fees and expenses; (B) the Company or the Investor shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Investor Indemnitee or Company Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Investor Indemnitee or Company Indemnitee and the Company or the Investor, as applicable, and such Investor Indemnitee or Company Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Investor Indemnitee or Company Indemnitee and the Company or the Investor, as applicable (in which case, if such Investor Indemnitee or Company Indemnitee notifies the Company or the Investor, as applicable, in writing that it elects to employ separate counsel at the expense of the Company or the Investor, as applicable, then the Company or the Investor, as applicable, shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company or the Investor, as applicable), provided further, that in the case of clause (C) above the Company or the Investor shall not be responsible for the reasonable fees and expenses of more than one separate legal counsel for such Investor Indemnitee or Company Indemnitee, as applicable. The Investor Indemnitee or Company Indemnitee shall reasonably cooperate with the Company or the Investor, as applicable, in connection with any negotiation or defense of any such action or Indemnified Liability by the Company or the Investor and shall furnish to the Company or the Investor all information reasonably available to the Investor Indemnitee or the Company Indemnitee which relates to such action or Indemnified Liability. The Company or the Investor shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company or the Investor shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company or the Investor shall not unreasonably withhold, delay or condition its consent. The Company or the Investor, as applicable, shall not, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Investor Indemnitee or Company Indemnitee. Following indemnification as provided for hereunder, the Company or the Investor, as applicable, shall be subrogated to all rights of the Investor Indemnitee or the Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company or the Investor, as applicable, within a reasonable time of the commencement of any such action shall not relieve the Company or the Investor, as applicable, of any liability to the Investor Indemnitee or Company Indemnitee under this Article V, except to the extent that the Company or the Investor, as applicable, is materially and adversely prejudiced in its ability to defend such action.

Section 5.04        Periodic Payments. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within 10 days after bills supporting the Indemnified Liabilities are received by the Company or the Investor, as applicable.

Section 5.05        Remedies. The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Investor Indemnitee or Company Indemnitee against the Company or the Investor, as applicable, or others, and (B) any liabilities the Company or the Investor may be subject to pursuant to applicable law.

Article VI. Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01        Registration Statement.

(a)	Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements, for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of a Registration Statement.
(b)	Maintaining a Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period; provided, however, that the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement to the extent permitted pursuant to Section 2.04. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.
(c)	Filing Procedures. The Company shall (A) permit counsel to the Investor an opportunity to review and comment upon (i) each Registration Statement at least three (3) Trading Days prior to its filing with the SEC and (ii) all amendments and supplements to each Registration Statement (including, without limitation, the Prospectus contained therein) (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or Prospectus Supplements the contents of which is limited to that set forth in such reports) within a reasonable number of days prior to their filing with the SEC, and (B) reasonably consider any comments of the Investor and its counsel on any such Registration Statement or amendment or supplement thereto or to any Prospectus contained therein. The Company shall promptly furnish to the Investor, without charge, (i) electronic copies of any correspondence from the SEC to the Company or its representatives relating to each Registration Statement (which correspondence shall be redacted to exclude any material, non-public information regarding the Company or any of its Subsidiaries), (ii) after the same is prepared and filed with the SEC, one (1) electronic copy of each Registration Statement and any amendment(s) and supplement(s) thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by the Investor, and all exhibits and (iii) upon the effectiveness of each Registration Statement, one (1) electronic copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR.

(d)	Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus Supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; (iii) provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material, non-public information); and (iv) comply with the provisions of the Securities Act with respect to the Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(d)) by reason of the Company’s filing an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K or any analogous report under the Exchange Act, the Company shall file such report in a Prospectus Supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement, if feasible, or otherwise promptly thereafter.
(e)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Articles or Notice of Articles or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(f)	Information Regarding Investor. The Investor has furnished to the Company in Exhibit C hereto such information regarding itself and the intended method of disposition of the Registrable Securities held by it as required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall notify the Investor in writing of any other information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor will as promptly as practicable notify the Company of any material change in the information set forth in Exhibit C, other than changes in its ownership of the Common Shares. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder.

Section 6.02        Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material, non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (a “Black Out Period”).
(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares pursuant to such Registration Statement, but may sell shares pursuant to an exemption from registration, if available, subject to the Investor’s compliance with Applicable Laws.
(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period (i) that is longer than forty-five (45) consecutive calendar days or more than ninety (90) total calendar days, in each case, during any twelve (12)-month period or (ii) in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, non-public information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03        Listing of Common Shares. As of each Advance Date, the Shares to be issued by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal U.S. Market, subject to official notice of issuance.

Section 6.04        Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received customary opinion letters from counsel to the Company, in form and substance reasonably satisfactory to the Investor.

Section 6.05        Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06        Transfer Agent Instructions. The Company shall (if required by the transfer agent for the Common Shares) deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue the Commitment Shares pursuant to Section 12.04. The Company shall cause any restrictive legend on certificates or book-entry positions representing the Commitment Shares to be removed at such time as the conditions for removal of such legend pursuant to Section 3.06 have been met. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Shares) deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue Advance Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law.

Section 6.07        Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08        Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance; No Sales upon Receipt of Notice of Certain Events. From and after the Effective Date, the Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential, and provided that in no event shall any such notice contain any material non-public information): (i) except for requests made in connection with SEC investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents incorporated or deemed to be incorporated therein by reference so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law (and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus); (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be required under Applicable Law; (vi) the Common Shares shall cease to be authorized for listing on the Principal U.S. Market; or (vii) the Company fails to file all reports and other documents required of it as a reporting company under the Exchange Act. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Advance Shares pursuant to any pending Advance Notice (other than as required pursuant to Section 2.02(d)), during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”). The Investor agrees that, upon receipt of any notice from the Company of the happening of any Material Outside Event of the kind described in any of clauses (ii), (iii), (iv) or (v) above, the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt (which may be accomplished through electronic delivery) of the copies of the filed amendments (including post-effective amendments) and supplements to such Registration Statement and related Prospectus. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver as promptly as practicable Shares without any restrictive legend in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which the Investor has received an Advance Notice prior to the Investor’s receipt of a notice from the Company of the happening of a Material Outside Event of the kind described in any of clauses (ii), (iii), (iv) or (v) above and for which the Investor has not yet settled.

Section 6.09        Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity that is not an affiliate before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof, and all Advance Shares sold in connection with such Advance have been received by the Investor.

Section 6.10        Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act and any applicable state securities law.

Section 6.11        Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto reasonably requested by the Investor, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal U.S. Market and the TSX, or (vii) filing fees of the SEC.

Section 6.12        Current Report. The Company shall, not later than the fourth business day after the date of this Agreement, file with the SEC a Current Report on Form 8-K disclosing the execution of this Agreement by the Company and the Investor (including any required exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. From and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, non-public information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion); it being understood that the mere notification of the Investor required pursuant to Section 6.08(iv) hereof shall not in and of itself be deemed to be material, non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose in the Current Report any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement.

Section 6.13        TSX Notice. The Company shall provide TSX with one business day prior notice of any Advance Notice and disclose the delivery of each Advance Notice and the Closing of each Advance in compliance with the TSX rules and requirements.

Section 6.14        Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.15        Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus

Supplement thereto filed pursuant to this Agreement.

Section 6.16        Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.17        Market Activities. Neither the Company, nor any Subsidiary, nor any of their respective officers, directors or controlling persons will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Shares or (ii) sell, bid for, or purchase Common Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Shares.

Section 6.18        Trading Information. The Investor agrees to provide the Company with trading reports on a weekly basis, setting forth the number and average sales prices of Common Shares sold by the Investor during the prior trading week.

Section 6.19        Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, engage in any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of the Common Shares or (ii) put equivalent position or any hedging transaction which establishes a net short position with respect to any securities of the Company (including the Common Shares), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Shares; or (2) selling a number of Common Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the transfer agent pursuant to this Agreement.

Section 6.20        Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Article VII.
Conditions for Delivery of Advance Notice

Section 7.01        Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in Article IV of this Agreement shall be true and correct in all material respects as of the Condition Satisfaction Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date).

(b)	Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Advance Shares issuable pursuant to such Advance Notice.
(c)	Shareholder Approval. The Company shall have obtained shareholder approval for the transactions contemplated herein in accordance with the rules of the TSX.
(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable jurisdiction for the offer and sale of all the Advance Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Advance Shares shall be legally permitted by all laws and regulations to which the Company is subject.
(e)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.
(f)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date.
(g)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.
(h)	No Suspension of Trading in or Delisting of Common Shares. The Common Shares are quoted for trading on the Principal U.S. Market and all of the Advance Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal U.S. Market. The issuance of Advance Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal U.S. Market. The Company shall not have received any written notice that is then still pending threatening the continued quotation of the Common Shares on the Principal U.S. Market.
(i)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the Advance Shares issuable pursuant to such Advance Notice.
(j)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.
(k)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Shares relating to all prior Advances.

Article VIII. Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX. Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

Article X. Termination

Section 10.01    Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.
(b)	The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Advance Shares under which have yet to be issued and paid for, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement, which, for the avoidance of doubt, shall include all remaining installments of the Cash Fee that have not otherwise been paid by the Company as of the date on which the Company terminates this Agreement pursuant to this Section 10.01(b).
(c)	This Agreement shall automatically terminate if, at any time prior to the Effective Date, the Business Combination Agreement is terminated.
(d)	This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.
(e)	Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XI. Notices

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.01(b), any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested; or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112
Attention: Mark Smith Neal Shah
Email: [***] [***]
With a copy to (which shall not constitute notice or delivery of process) to:	Blake, Cassels & Graydon 595 Burrard Street, Suite 2600 Vancouver, British Columbia V7X 1L3
Attention: Kyle Misewich Email: [***]
With a copy to (which shall not constitute notice or delivery of process) to:	Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114-1190
Attention: Andrew Thomas Email: [***]

If to the Investor(s):	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Portfolio Manager

Telephone: [***]
Email: [***]

With a Copy (which shall not constitute notice or delivery of process) to:	David Fine, Esq. 1012 Springfield Avenue Mountainside, NJ 07092
Telephone: [***]
Email: [***]

or at such other address and/or e-mail and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Article XII. Miscellaneous

Section 12.01    Counterparts. This Agreement may be executed in identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid and effective for all purposes of this Agreement.

Section 12.02    Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.03    Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.04    Commitment and Structuring Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company has paid YA Global II SPV, LLC, a subsidiary of the Investor, a non-refundable structuring fee in the amount of $15,000. The Company shall pay to the Investor a commitment fee in the amount equal to $650,000 (the “Commitment Fee”) which shall be due and payable within 5 days of the Effective Date, and which shall be satisfied by the Company by the issuance to the Investor of such number of Common Shares that is equal to the Commitment Fee divided by the closing price of the Common Shares on the TSX (converted to U.S. dollars using the most recent daily exchange rate quoted by the Bank of Canada) on the last trading day of the TSX immediately prior to the date of the closing of the Business Combination (the “Commitment Shares”). The Commitment Shares shall be issued in book-entry form and shall bear the restrictive legend set forth in Section 3.06 until such time as the conditions for removal of such legend pursuant to Section 3.06 have been met. In the event that this Agreement is terminated in accordance with Section 10.01(c), then no Commitment Fee shall be due. For greater certainty, the price of the Commitment Shares shall be adjusted to give effect to the Reverse Stock Split. Additionally, the Company will pay to the Investor an aggregate fee of $1,500,000 in cash (the “Cash Fee”) in the following installments on the following dates: (a) $500,000 on the Effective Date, (b) $250,000 on the date that is three calendar months immediately following the Effective Date, (c) $250,000 on the date that is six calendar months immediately following the Effective Date, (d) $250,000 on the date that is nine calendar months immediately following the Effective Date, and (e) $250,000 on the date that is 12 calendar months immediately following the Effective Date; provided that, the Company shall have the right to prepay without penalty all or part of the Cash Fee at any time in its sole discretion.

Section 12.05    Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.06    Currency. Unless otherwise specified, all references to “$” or “dollars” in this Agreement means the lawful currency of the United States of America.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
NioCorp Developments Ltd.

By: /s/ Mark A. Smith
Name: Mark A. Smith
Title: CEO

INVESTOR:
YA II PN, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager
By: Yorkville Advisors Global II, LLC Its: General Partner
By: /s/ Matt Beckman
Name: Matt Beckman
Title: Member

EXHIBIT A
ADVANCE NOTICE

NioCorp Developments Ltd.

Dated: ______________                Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of NioCorp Developments Ltd. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of January 26, 2023 (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1.       The undersigned is the duly elected ______________ of the Company.

2.       There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.        The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in this Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.       The number of Advance Shares the Company is requesting is _____________________.

5.       The Pricing Period for this Advance shall be an [Option 1 Pricing Period]/[Option 2 Pricing Period].

6.       The Minimum Acceptable Price with respect to this Advance Notice is _________ (if left blank then no Minimum Acceptable Price will be applicable to this Advance). [Only applicable for an Option 2 Pricing Period]

7.       The number of Common Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

NioCorp Developments Ltd.

By: ________________________________________

Please deliver this Advance Notice by email to:

Email: [***]

Attention: Trading Department and Compliance Officer

Confirmation Telephone Number: [***].

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

NioCorp Developments Ltd.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of: [ ]
1.	Number of Advance Shares requested in the Advance Notice	[ ]
2.	Minimum Acceptable Price for this Advance (if any)	[ ]
3.	Number of Excluded Days (if any)	[ ]
4.	Adjusted Advance Amount (if applicable)	[ ]
5.	Option [1]/[2] Market Price	[ ]
6.	Purchase Price (Applicable Market Price x 97.0%) per share	[ ]
7.	Number of Advance Shares due to the Investor	[ ]
8.	Total Purchase Price due to the Company (row 6 x row 7)
If there were any Excluded Days then add the following (see Section 2.01(d)):
9.	Number of Additional Shares to be issued to the Investor	[ ]
10.	Additional amount to be paid to the Company by the Investor (Additional Shares in row 9 x Minimum Acceptable Price)	[ ]
11.	Total Amount to be paid to the Company (Purchase Price in row 8 + additional amount in row 10)	[ ]
12.	Total Advance Shares to be issued to the Investor (Advance Shares due to the Investor in row 7 + Additional Shares in row 9)	[ ]

Please issue the number of Advance Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA II PN, LTD.

Agreed and approved By NioCorp Developments Ltd.:

__________________________________

Name:

Title:

EXHIBIT C

Information About The INVESTOR Furnished To The Company By The INVESTOR Expressly For Use In Connection With The Registration Statement and Prospectus

YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of YA is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

The Common Shares offered by this prospectus may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the Common Shares offered by this prospectus may be effected in one or more of the following methods:

ordinary brokers’ transactions;
transactions involving cross or block trades;
through brokers, dealers, or underwriters who may act solely as agents;
“at the market” into an existing market for the Common Shares;
in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
in privately negotiated transactions; or
any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the Common Shares offered by this prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Shares offered by this prospectus may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholder may transfer the Common Shares offered by this prospectus by other means not described in this prospectus.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the Common Shares offered by this prospectus for whom the broker-dealers may act as agent. YA has informed us that each such broker-dealer will receive commissions from YA which will not exceed customary brokerage commissions.

The selling shareholder and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Shares during the term of the Purchase Agreement.

The selling stockholder is an “underwriter” within the meaning of the Securities Act.

We have advised the selling stockholder that while it is engaged in a distribution of the shares included in this prospectus, it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Shares offered by this prospectus.

We may suspend the sale of Common Shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

This offering as it relates to YA will terminate on the date that all Common Shares offered by this prospectus have been sold by YA.